Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:
Ed Luboja
(914) 285-0102
edward.luboja@emulex.com

Emulex Maintains Number One Position in Fibre Channel
HBA Market for 5th Consecutive Year

Leading Analyst Firm Validates Company’s Leadership in All Sectors
of HBA Market Including Revenue and Unit Shipments

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     COSTA MESA, Calif., March 5, 2004 – Emulex Corporation (NYSE: ELX), the market leader in Fibre Channel host bus adapters (HBAs) and a leading supplier of intelligent building blocks for next generation storage networking systems, today announced that leading market research firm, IDC, has ranked Emulex the number one Fibre Channel HBA supplier worldwide in 2003 for the fifth consecutive year.

     In a report entitled, “Worldwide Fibre Channel Host Bus Adapter Forecast and Analysis,” IDC confirmed that Emulex was the world’s leading HBA supplier in 2003 in terms of revenue and units. According to IDC, in 2003 Emulex achieved market share of 45.9 percent in HBA revenue and 47.4 percent in HBA units.

     “Being recognized as the HBA market leader for the fifth consecutive year reinforces our success in delivering industry-leading connectivity solutions that the world’s leading server and storage OEMs rely upon,” said Jim McCluney, Emulex President and COO. “Emulex has positioned itself for continued growth in the embedded and HBA sectors of the storage networking market, as well as in the emerging small- to medium-sized business (SMB) segment. With our recent acquisition of Vixel’s embedded storage switch business, we have added yet another dimension to our value proposition, while further diversifying our revenue base and growth opportunities.”

     Emulex attributes its HBA revenue growth during 2003 to ongoing strength in its traditional enterprise HBA products, complemented by higher growth in midrange and dual channel HBA shipments, which collectively contributed an increasingly higher percentage of total HBA revenue through the course of 2003. Leveraging the production launch of its highly-integrated, native dual

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Emulex Maintains #1 HBC Supplier Position
March 5, 2004

channel ThorTM ASIC in the third quarter of 2003, by year end Emulex was recording triple digit growth rates for dual channel HBAs used in enterprise data centers. Furthermore, Emulex continued to expand its embedded HBA I/O business in 2003, recording unit growth of more than 70%. Adding to the midrange, dual-channel and embedded HBA growth opportunities, in early 2004 Emulex launched the LightPulseTM LP101 HBA, specifically targeted at the small- to medium-sized business (SMB) market, to capitalize on the incremental growth prospects associated with the new market.

     “Increasing sales of multi-port HBA’s was the area where Emulex showed the most significant gains compared to previous years,” said Richard Villars Vice President of Storage Systems research at IDC. “Emulex’s acquisition of Vixel was also an important move as all FC HBA vendors will need to broaden their market reach in the coming years to sustain current growth rates.”

About Emulex

     Emulex Corporation is the world leader in Fibre Channel HBAs and delivers a broad range of intelligent building blocks for next generation storage networking systems. Emulex was named one of Forbes Magazine’s 25 Fastest Growing Technology Companies, and ranked number 15 in Deloitte & Touche’s 2003 Technology Fast 50.

     The world’s leading server and storage providers rely on Emulex HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. The Emulex award-winning product families, including its LightPulse™ HBAs and InSpeedTM embedded storage switching products, are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Ltd., Fujitsu Siemens, Groupe Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, Quantum Corp., StorageTek, Sun Microsystems, Unisys and Xyratex. In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

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Emulex Maintains #1 HBA Supplier Position
March 5, 2004

EMULEX | We network storage

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; fluctuation in the growth of Fibre Channel and IP markets; changes in economic conditions or changes in end-user demand for technology solutions; fluctuations or delays in customer orders; the highly competitive nature of the markets for Emulex’s products; Emulex’s ability to gain market acceptance for its products; the company’s ability to attract and retain skilled personnel; the company’s reliance on third-party suppliers. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q.

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